Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

   PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2023 Full-Year Financial Results

MIDDLEFIELD, OHIO, January 26, 2024 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and twelve-months ended December 31, 2023.

2023 Financial Highlights (on a year-over-year basis unless noted):

•	Net income increased 10.8% to a record $17.4 million

•	Earnings were $2.14 per diluted share compared to $2.59 per diluted share, reflecting a 34.5% increase in the average diluted shares outstanding related to the Liberty Bancshares, Inc. merger

•	Pre-tax, pre-provision net income increased 25.7% to a record $23.8 million(1)

•	Net interest income increased 29.9% to a record $65.2 million, supported by a strong net interest margin of 4.04%

•	Total loans were a record $1.48 billion, compared to $1.35 billion at December 31, 2022

•	Total deposits were $1.43 billion, compared to $1.40 billion at December 31, 2022

•	Return on average assets was 0.99%, compared to 1.17%

•	Return on average equity was 8.83%, compared to 11.25%

•	Return on average tangible common equity(1) was 11.20%, compared to 12.95%

•	Strong asset quality continues with nonperforming assets to total assets of 0.60% at year end

•	Allowance for credit losses was 1.47% of total loans, compared to 1.07%

•	Equity to assets remained strong at 11.28%

•	Book value increased 6.0% to $25.41 per share

•	Declared $0.85 per share in dividends, a 4.9% increase

(1)	See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

Ronald L. Zimmerly, Jr., President and Chief Executive Officer, stated, “By many accounts, 2023 was a historic year for Middlefield as we successfully integrated the Liberty Bancshares, Inc. (“Liberty”) merger and ended the year with record total assets, stockholders’ equity, and annual net income. Through the Liberty merger, we expanded Middlefield’s footprint into Western Ohio and deepened our exposure in Central Ohio – creating one of the leading independent community banks in the state. In addition, we enhanced our management team and added seasoned Ohio bankers with deep expertise across Commercial, Business, and Consumer Banking as we remain focused on developing talent from within the Company and attracting leading bankers from outside our organization. Finally, we added new resources to drive deposit growth in a more competitive environment, enhanced our small business lending capabilities, and made strategic adjustments to our operating structure to provide more value to our retail customers. These actions have significantly enhanced our infrastructure, which we believe will allow us to serve our communities better, provide our team members more opportunities, and support Middlefield’s growth.”

“As we look to 2024, we are focused on executing against our long-term strategic plan, benefiting from the synergies of the Liberty merger, and realizing the value from the investments we have made across our business this past year. While we expect uncertainty about FOMC monetary policies and their impact on national economic conditions in 2024, economic activity and employment within our Ohio markets remain stable. We believe 2024 will be another good year of balance sheet growth and profitability, and we remain committed to creating long-term value for our customers, communities, team members, and shareholders,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the 2023 twelve-month period increased 29.9% to $65.2 million, compared to $50.2 million for the same period last year. For the full year, the net interest margin was 4.04%, compared to 4.08% last year. Net interest income for the 2023 fourth quarter increased 9.2% to $15.4 million, compared to $14.1 million for the 2022 fourth quarter. The net interest margin for the 2023 fourth quarter was 3.70%, compared to 4.23% for the same period of 2022.

Pre-tax income for the 2022 twelve-month period benefited from $1.2 million of accelerated net fees associated with the Paycheck Protection Program (“PPP”).

For the 2023 twelve-month period, noninterest income was $6.7 million, compared to $6.7 million for the same period last year. Noninterest income for the 2023 fourth quarter was $1.6 million, compared to $2.4 million for the same period the previous year.

For the 2023 twelve-month period, noninterest expense was $48.1 million, compared to $38.0 million for the same period last year. Higher year-over-year expenses for the year ended December 31, 2023, were primarily associated with the Liberty merger and higher personnel expenses, partially offset by a decrease in merger-related costs. Noninterest expense in the 2023 fourth quarter was $12.2 million, compared to $12.3 million for the 2022 fourth quarter.

Net income for the 2023 twelve-month period ended December 31, 2023, was $17.4 million, or $2.14 per diluted share, compared to $15.7 million, or $2.59 per diluted share for the same period last year. Net income for the 2023 fourth quarter ended December 31, 2023, was $3.5 million, or $0.44 per diluted share, compared to $3.5 million, or $0.53 per diluted share, for the same period last year.

Pre-tax, pre-provision net income for the 2023 twelve-months was $23.8 million, an increase of 25.7% from $18.9 million last year. For the 2023 fourth quarter, pre-tax, pre-provision net income was $4.8 million, an increase of 15.7% from $4.2 million last year. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”).

Balance Sheet

Total assets at December 31, 2023, increased 8.0% to $1.82 billion, compared to $1.69 billion at December 31, 2022. Total loans at December 31, 2023, were $1.48 billion, compared to $1.35 billion at December 31, 2022. The 9.3% year-over-year increase in total loans was primarily due to higher commercial and industrial, residential real estate, commercial real estate, and construction and other loans.

Total liabilities at December 31, 2023, increased 8.5% to $1.62 billion, compared to $1.49 billion at December 31, 2022. Total deposits at December 31, 2023, were $1.43 billion, compared to $1.40 billion at December 31, 2022. The 1.8% year-over-year increase in deposits was primarily due to growth in money market, interest-bearing demand, and time deposits, partially offset by declines in noninterest-bearing demand and savings accounts. Noninterest-bearing demand deposits were 28.1% of total deposits at December 31, 2023, compared to 35.9% at December 31, 2022. At December 31, 2023, the Company had brokered deposits of $90.3 million, compared to $5.0 million at December 31, 2022.

The investment securities available for sale portfolio was $170.8 million at December 31, 2023, compared with $165.0 million at December 31, 2022.

Michael Ranttila, Chief Financial Officer, stated, “Asset quality remains historically strong due to our conservative underwriting standards and balanced portfolio composition, as well as steady economic trends across our Central, Western, and Northeast Ohio markets. During the fourth quarter, we sold an other real estate owned property that was on our balance sheet for $5.8 million for a loss of $173,000. In addition, during the fourth quarter, we downgraded one self-storage loan in the Southwest Ohio market, which resulted in an approximately $3.2 million increase in nonperforming loans since the 2023 third quarter. The issue is isolated to this borrower and does not indicate a trend in the market, our portfolio, or an issue in underwriting.”

Mr. Ranttila continued, “We ended the quarter with $60.8 million in cash and cash equivalents, $170.8 million in available for sale investment securities, and $618.1 million of maximum borrowing capacity at the Federal Home Loan Bank, demonstrating ample liquidity. In addition, market values associated with our securities available for sale improved during 2023, resulting in a lower level of unrealized losses, which were 7.8% of total stockholders’ equity at December 31, 2023, compared to 11.2% at December 31, 2022. We remain confident that we have sufficient liquidity to navigate a more complex economic environment while continuing to support our growth strategies and capital allocation priorities and maintain the available for sale investment portfolio.”

Middlefield’s CRE portfolio included the following categories at December 31, 2023:

CRE Category	Balance (in thousands)	Percent of CRE Portfolio	Percent of Loan Portfolio
Multi-Family	$82,506	12.4%	5.6%
Office Space	$81,032	12.1%	5.5%
Shopping Plazas	$75,024	11.3%	5.1%
Self-Storage	$60,233	9.0%	4.1%
Hospitality	$40,155	6.0%	2.7%
Senior Living	$37,543	5.6%	2.5%
Other	$291,138	43.6%	19.7%

Total CRE	$667,631	100.0%	45.2%

Stockholders’ Equity and Dividends

At December 31, 2023, stockholders’ equity was $205.7 million compared to $197.7 million at December 31, 2022. The 4.0% year-over-year increase in stockholders’ equity was primarily due to higher retained earnings and an improvement in the unrealized losses on the available-for-sale investment portfolio, partially offset by acquisition of stock under the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at December 31, 2023, was $25.41 compared to $23.98 at December 31, 2022.

At December 31, 2023, tangible stockholders’ equity(1) was $162.7 million, compared to $158.3 million at December 31, 2022. On a per-share basis, tangible stockholders’ equity(1) was $20.10 at December 31, 2023, compared to $19.19 at December 31, 2022. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the 2023 full year, the Company declared cash dividends of $0.85 per share, a 4.9% increase from $0.81 per share for the same period last year. In the 2023 fourth quarter, the Company declared a $0.05 special cash dividend in addition to its regular cash dividend payment of $0.20. The Company declared a $0.10 special cash dividend in the 2022 fourth quarter.

At December 31, 2023, the Company had an equity-to-assets ratio of 11.28%, compared to 11.71% at December 31, 2022.

Asset Quality

For the 2023 twelve-month period and fourth quarter, the Company recorded provisions for credit losses of $3.0 million and $0.6 million, respectively, versus no provisions for credit losses for the same periods last year. The increase is due to the January 1, 2023 adoption of ASU 2016-13, Financial Instruments – Credit Losses – Topic (326): Measurement of Credit Losses on Financial Instruments. Upon adoption, the reserve for credit losses increased by $5.4 million.

For the year ended December 31, 2023, the Company had net recoveries of $31,000, or 0.00% of average loans, annualized, compared to net recoveries of $96,000, or 0.01% of average loans, annualized, for the year ended December 31, 2022. Net recoveries were $117,000 or 0.03% of average loans, annualized, during the 2023 fourth quarter, compared to net charge-offs of $94,000, or 0.03% of average loans, annualized, at December 31, 2022.

Nonperforming loans at December 31, 2023, were $10.9 million, compared to $2.1 million at December 31, 2022. Nonperforming assets at December 31, 2023, were $10.9 million, compared to $7.9 million at December 31, 2022. The allowance for credit losses at December 31, 2023, stood at $21.7 million, or 1.47% of total loans, compared to $14.4 million, or 1.07% of total loans at December 31, 2022.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.82 billion at December 31, 2023. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Balance Sheets (period end)	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$56,397	$56,228	$49,422	$59,609	$51,404
Federal funds sold	4,439	9,274	9,654	7,048	2,405

Cash and cash equivalents	60,836	65,502	59,076	66,657	53,809
Investment securities available for sale, at fair value	170,779	159,414	167,209	169,605	164,967
Other investments	955	958	711	777	915
Loans held for sale	—	632	171	104	—
Loans:
Commercial real estate:
Owner occupied	183,545	185,593	187,919	185,661	191,748
Non-owner occupied	401,580	382,676	385,846	400,314	380,580
Multifamily	82,506	82,578	58,579	63,892	58,251
Residential real estate	328,854	321,331	312,196	306,179	296,308
Commercial and industrial	221,508	214,334	209,349	195,024	195,602
Home equity lines of credit	127,818	127,494	126,894	126,555	128,065
Construction and other	125,105	127,106	118,851	97,406	94,199
Consumer installment	7,214	7,481	9,801	7,816	8,119

Total loans	1,478,130	1,448,593	1,409,435	1,382,847	1,352,872
Less allowance for credit losses	21,693	20,986	20,591	20,162	14,438

Net loans	1,456,437	1,427,607	1,388,844	1,362,685	1,338,434
Premises and equipment, net	21,339	21,708	21,629	21,775	21,961
Goodwill	36,356	36,197	36,197	31,735	31,735
Core deposit intangibles	6,642	6,906	7,171	7,436	7,701
Bank-owned life insurance	34,349	34,153	34,235	34,015	33,811
Other real estate owned	—	5,792	5,792	5,792	5,821
Accrued interest receivable and other assets	35,190	34,551	30,472	27,258	28,528

TOTAL ASSETS	$1,822,883	$1,793,420	$1,751,507	$1,727,839	$1,687,682

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
LIABILITIES
Deposits:
Noninterest-bearing demand	$401,384	$424,055	$441,102	$474,977	$503,907
Interest-bearing demand	205,582	243,973	229,633	196,086	164,677
Money market	274,682	275,766	241,537	221,723	187,498
Savings	210,639	216,453	231,508	287,859	307,917
Time	334,315	296,732	287,861	244,962	238,020

Total deposits	1,426,602	1,456,979	1,431,641	1,425,607	1,402,019
Federal Home Loan Bank advances	163,000	118,000	100,000	85,000	65,000
Other borrowings	11,862	11,912	11,961	12,010	12,059
Accrued interest payable and other liabilities	15,738	12,780	10,678	10,057	10,913

TOTAL LIABILITIES	1,617,202	1,599,671	1,554,280	1,532,674	1,489,991

STOCKHOLDERS’ EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,930,704 shares issued, 8,095,252 shares outstanding as of December 31, 2023	161,388	161,312	161,211	161,248	161,029
Retained earnings	100,237	98,717	96,500	93,024	94,154
Accumulated other comprehensive loss	(16,090)	(26,426)	(20,630)	(19,253)	(22,144)
Treasury stock, at cost; 1,835,452 shares as of December 31, 2023	(39,854)	(39,854)	(39,854)	(39,854)	(35,348)

TOTAL STOCKHOLDERS’ EQUITY	205,681	193,749	197,227	195,165	197,691

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,822,883	$1,793,420	$1,751,507	$1,727,839	$1,687,682

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Statements of Income	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$22,027	$20,899	$20,762	$18,275	$14,368	$81,963	$48,513
Interest-earning deposits in other institutions	370	300	369	250	240	1,289	472
Federal funds sold	94	266	158	253	119	771	219
Investment securities:
Taxable interest	479	477	479	458	477	1,893	1,811
Tax-exempt interest	976	980	978	980	986	3,914	3,707
Dividends on stock	144	148	91	88	68	471	184

Total interest and dividend income	24,090	23,070	22,837	20,304	16,258	90,301	54,906

INTEREST EXPENSE
Deposits	6,522	5,632	3,851	2,990	1,771	18,995	4,018
Short-term borrowings	2,013	1,258	1,462	653	263	5,386	307
Other borrowings	179	213	170	155	142	717	404

Total interest expense	8,714	7,103	5,483	3,798	2,176	25,098	4,729

NET INTEREST INCOME	15,376	15,967	17,354	16,506	14,082	65,203	50,177
Provision for credit losses	554	1,127	814	507	—	3,002	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	14,822	14,840	16,540	15,999	14,082	62,201	50,177

NONINTEREST INCOME
Service charges on deposit accounts	997	954	940	987	976	3,878	3,850
(Loss) gain on equity securities	(4)	48	(67)	(138)	(77)	(161)	(173)
(Loss) gain on other real estate owned	(172)	—	—	2	—	(170)	—
Earnings on bank-owned life insurance	196	207	220	200	137	823	459
Gain (loss) on sale of loans	23	45	6	23	(4)	97	24
Revenue from investment services	193	190	174	186	147	743	674
Gross rental income	132	110	77	102	951	421	951
Other income	237	263	242	318	284	1,060	961

Total noninterest income	1,602	1,817	1,592	1,680	2,414	6,691	6,746

NONINTEREST EXPENSE
Salaries and employee benefits	6,646	5,994	6,019	5,852	4,886	24,511	17,548
Occupancy expense	512	699	659	696	487	2,566	2,033
Equipment expense	273	297	354	317	252	1,241	1,074
Data processing costs	1,348	1,209	1,137	1,070	1,050	4,764	3,701
Ohio state franchise tax	397	398	398	385	279	1,578	1,157
Federal deposit insurance expense	285	207	249	120	105	861	329
Professional fees	660	545	550	538	382	2,293	1,500
Other real estate owned writedowns	—	—	—	—	1,000	—	1,200
Advertising expense	162	414	415	486	308	1,477	1,033
Software amortization expense	22	24	23	26	28	95	143
Core deposit intangible amortization	264	265	265	265	140	1,059	372
Gross other real estate owned expenses	120	195	63	132	692	510	707
Merger-related costs	0	22	206	245	1,413	473	2,382
Other expense	1,483	1,849	1,716	1,661	1,321	6,709	4,851

Total noninterest expense	12,172	12,118	12,054	11,793	12,343	48,137	38,030

Income before income taxes	4,252	4,539	6,078	5,886	4,153	20,755	18,893
Income taxes	709	703	986	989	651	3,387	3,220

NET INCOME	$3,543	$3,836	$5,092	$4,897	$3,502	$17,368	$15,673

PTPP (1)	$4,806	$5,666	$6,892	$6,393	$4,153	$23,757	$18,893

(1)	See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Per common share data
Net income per common share - basic	$0.44	$0.47	$0.63	$0.60	$0.53	$2.14	$2.60
Net income per common share - diluted	$0.44	$0.47	$0.63	$0.60	$0.53	$2.14	$2.59
Dividends declared per share	$0.25	$0.20	$0.20	$0.20	$0.30	$0.85	$0.81
Book value per share (period end)	$25.41	$23.94	$24.38	$24.13	$23.98	$25.41	$23.98
Tangible book value per share (period end) (1) (2)	$20.10	$18.62	$19.02	$19.29	$19.19	$20.10	$19.19
Dividends declared	$2,023	$1,619	$1,616	$1,605	$2,514	$6,864	$5,490
Dividend yield	3.06%	3.12%	2.99%	2.89%	4.34%	2.63%	2.96%
Dividend payout ratio	57.10%	42.21%	31.74%	32.78%	71.79%	39.52%	37.23%
Average shares outstanding - basic	8,093,478	8,092,494	8,088,793	8,138,771	6,593,616	8,103,230	6,027,091
Average shares outstanding - diluted	8,116,609	8,101,306	8,101,984	8,152,629	6,610,907	8,126,361	6,044,382
Period ending shares outstanding	8,095,252	8,092,576	8,088,793	8,088,793	8,245,235	8,095,252	8,245,235
Selected ratios
Return on average assets (Annualized)	0.78%	0.86%	1.17%	1.16%	0.97%	0.99%	1.17%
Return on average equity (Annualized)	7.13%	7.73%	10.41%	10.19%	9.35%	8.83%	11.25%
Return on average tangible common equity (1) (3)	9.11%	9.91%	13.12%	12.77%	11.13%	11.20%	12.95%
Efficiency (4)	68.99%	65.65%	61.27%	62.44%	72.75%	64.49%	64.96%
Equity to assets at period end	11.28%	10.80%	11.26%	11.30%	11.71%	11.28%	11.71%
Noninterest expense to average assets	0.68%	0.68%	0.69%	0.69%	0.86%	2.74%	2.84%

(1)   See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

(2)   Calculated by dividing tangible common equity by shares outstanding.

(3)   Calculated by dividing annualized net income for each period by average tangible common equity.

(4)   The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Yields	2023	2023	2023	2023	2022	2023	2022
Interest-earning assets:
Loans receivable (1)	6.01%	5.82%	5.96%	5.45%	5.11%	5.82%	4.79%
Investment securities (1)	4.26%	4.09%	4.08%	4.11%	3.83%	4.13%	3.73%
Interest-earning deposits with other banks	3.71%	4.13%	3.98%	3.46%	3.42%	3.82%	1.31%
Total interest-earning assets	5.76%	5.58%	5.69%	5.22%	4.88%	5.57%	4.45%
Deposits:
Interest-bearing demand deposits	1.67%	1.51%	1.11%	0.83%	0.83%	1.32%	0.34%
Money market deposits	3.58%	2.94%	2.21%	1.52%	1.00%	2.65%	0.61%
Savings deposits	0.59%	0.58%	0.73%	1.03%	0.49%	0.76%	0.20%
Certificates of deposit	3.68%	3.27%	2.35%	1.71%	1.30%	2.83%	1.00%
Total interest-bearing deposits	2.56%	2.16%	1.60%	1.28%	0.87%	1.92%	0.51%
Non-Deposit Funding:
Borrowings	5.57%	5.66%	5.26%	4.78%	4.25%	5.40%	3.35%
Total interest-bearing liabilities	2.96%	2.48%	2.02%	1.52%	1.02%	2.28%	0.59%
Cost of deposits	1.81%	1.53%	1.09%	0.84%	0.57%	1.32%	0.34%
Cost of funds	2.18%	1.80%	1.43%	1.02%	0.68%	1.62%	0.40%
Net interest margin (2)	3.70%	3.88%	4.34%	4.26%	4.23%	4.04%	4.08%

(1)   Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

(2)   Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset quality data	2023	2023	2023	2023	2022
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$10,877	$7,717	$7,116	$6,882	$2,111
Other real estate owned	—	5,792	5,792	5,792	5,821

Nonperforming assets	$10,877	$13,509	$12,908	$12,674	$7,932

Allowance for credit losses	$21,693	$20,986	$20,591	$20,162	$14,438
Allowance for credit losses/total loans	1.47%	1.45%	1.46%	1.46%	1.07%
Net charge-offs (recoveries):
Quarter-to-date	$(117)	$(16)	$111	$(8)	$94
Year-to-date	(31)	87	103	(8)	(96)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.03%)	0.00%	0.03%	0.00%	0.03%
Year-to-date	0.00%	0.01%	0.01%	0.00%	(0.01%)
Nonperforming loans/total loans	0.74%	0.53%	0.50%	0.50%	0.16%
Allowance for credit losses/nonperforming loans	199.44%	271.95%	289.36%	292.97%	683.94%
Nonperforming assets/total assets	0.60%	0.75%	0.74%	0.73%	0.47%

(1)

On January 1, 2023, the Company adopted ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. As a result, nonperforming loans for the periods after January 1, 2023, include certain loans which were modified to borrowers experiencing financial difficulty. Amounts prior to January 1, 2023, exclude nonperforming troubled debt restructurings that were performing in according with their terms over a prescribed period of time, for which accounting guidance was eliminated upon adoption of ASU 2022-02.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Stockholders’ equity	$205,681	$193,749	$197,227	$195,165	$197,691
Less goodwill and other intangibles	42,998	43,103	43,368	39,171	39,436

Tangible common equity	$162,683	$150,646	$153,859	$155,994	$158,255

Shares outstanding	8,095,252	8,092,576	8,088,793	8,088,793	8,245,235

Tangible book value per share	$20.10	$18.62	$19.02	$19.29	$19.19

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Average stockholders’ equity	$197,208	$196,795	$196,183	$194,814	$148,616	$196,602	$139,270
Less average goodwill and other intangibles	42,972	43,232	40,522	39,300	23,731	41,507	18,200

Average tangible common equity	$154,236	$153,563	$155,661	$155,514	$124,885	$155,095	$121,070

Net income	$3,543	$3,836	$5,092	$4,897	$3,502	$17,368	$15,673

Return on average tangible common equity (annualized)	9.11%	9.91%	13.12%	12.77%	11.13%	11.20%	12.95%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Net income	$3,543	$3,836	$5,092	$4,897	$3,502	$17,368	$15,673
Add income taxes	709	703	986	989	651	3,387	3,220
Add provision for credit losses	554	1,127	814	507	—	3,002	—

PTPP	$4,806	$5,666	$6,892	$6,393	$4,153	$23,757	$18,893

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,454,688	$22,027	6.01%	$1,117,221	$14,368	5.11%
Investment securities (1)	159,493	1,455	4.26%	178,772	1,463	3.83%
Interest-earning deposits with other banks (2)	64,989	608	3.71%	49,569	427	3.42%

Total interest-earning assets	1,679,170	24,090	5.76%	1,345,562	16,258	4.88%

Noninterest-earning assets	116,160			89,740

Total assets	$1,795,330			$1,435,302

Interest-bearing liabilities:
Interest-bearing demand deposits	$222,517	$935	1.67%	$165,267	$344	0.83%
Money market deposits	276,354	2,493	3.58%	172,437	435	1.00%
Savings deposits	211,997	317	0.59%	266,613	330	0.49%
Certificates of deposit	299,427	2,777	3.68%	201,972	662	1.30%
Short-term borrowings	144,344	2,013	5.54%	25,750	263	4.05%
Other borrowings	11,890	179	5.94%	12,086	142	4.66%

Total interest-bearing liabilities	1,166,529	8,714	2.96%	844,125	2,176	1.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	422,151			428,155
Other liabilities	9,442			14,406
Stockholders’ equity	197,208			148,616

Total liabilities and stockholders’ equity	$1,795,330			$1,435,302

Net interest income		$15,376			$14,082

Interest rate spread (3)			2.80%			3.86%
Net interest margin (4)			3.70%			4.23%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.95%			159.40%

(1)   Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $282 and $278 for the three months ended December 31, 2023 and 2022, respectively.

(2)   Includes dividends received on restricted stock.

(3)   Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4)   Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	December 31, 2023			September 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,454,688	$22,027	6.01%	$1,425,375	$20,899	5.82%
Investment securities (1)	159,493	1,455	4.26%	166,671	1,457	4.09%
Interest-earning deposits with other banks (2)	64,989	608	3.71%	68,587	714	4.13%

Total interest-earning assets	1,679,170	24,090	5.76%	1,660,633	23,070	5.58%

Noninterest-earning assets	116,160			115,353

Total assets	$1,795,330			$1,775,986

Interest-bearing liabilities:
Interest-bearing demand deposits	$222,517	$935	1.67%	$256,153	$975	1.51%
Money market deposits	276,354	2,493	3.58%	259,802	1,928	2.94%
Savings deposits	211,997	317	0.59%	225,216	327	0.58%
Certificates of deposit	299,427	2,777	3.68%	291,409	2,402	3.27%
Short-term borrowings	144,344	2,013	5.54%	91,201	1,258	5.47%
Other borrowings	11,890	179	5.94%	11,940	213	7.08%

Total interest-bearing liabilities	1,166,529	8,714	2.96%	1,135,721	7,103	2.48%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	422,151			431,775
Other liabilities	9,442			11,695
Stockholders’ equity	197,208			196,795

Total liabilities and stockholders’ equity	$1,795,330			$1,775,986

Net interest income		$15,376			$15,967

Interest rate spread (3)			2.80%			3.10%
Net interest margin (4)			3.70%			3.88%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.95%			146.22%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $282 and $270 for the three months ended December 31, 2023 and September 30, 2023, respectively.
(2)	Includes dividends received on restricted stock.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Twelve Months Ended
		December 31,			December 31,
	2023			2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,410,251	$81,963	5.82%	$1,014,896	$48,513	4.79%
Investment securities (1)	165,910	5,807	4.13%	174,514	5,518	3.73%
Interest-earning deposits with other banks (2)	66,295	2,531	3.82%	67,030	875	1.31%

Total interest-earning assets	1,642,456	90,301	5.57%	1,256,440	54,906	4.45%

Noninterest-earning assets	116,459			84,484

Total assets	$1,758,915			$1,340,924

Interest-bearing liabilities:
Interest-bearing demand deposits	$217,662	$2,870	1.32%	$164,569	$554	0.34%
Money market deposits	244,765	6,498	2.65%	174,377	1,055	0.61%
Savings deposits	253,962	1,925	0.76%	259,225	527	0.20%
Certificates of deposit	272,443	7,702	2.83%	188,617	1,882	1.00%
Short-term borrowings	101,088	5,386	5.33%	8,576	307	3.58%
Other borrowings	11,965	717	5.99%	12,626	404	3.20%

Total interest-bearing liabilities	1,101,885	25,098	2.28%	807,990	4,729	0.59%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	449,102			386,296
Other liabilities	11,326			7,368
Stockholders’ equity	196,602			139,270

Total liabilities and stockholders’ equity	$1,758,915			$1,340,924

Net interest income		$65,203			$50,177

Interest rate spread (3)			3.29%			3.86%
Net interest margin (4)			4.04%			4.08%
Ratio of average interest-earning assets to average interest-bearing liabilities			149.06%			155.50%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $1,106 and $1,046 for the twelve months ended December 31, 2023 and 2022, respectively.
(2)	Includes dividends received on restricted stock.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.